WAL-MART STORES, INC.
               OFFICER DEFERRED COMPENSATION PLAN





Effective Date:     February 1, 1996

                        TABLE OF CONTENTS

Page

ARTICLE I
     GENERAL................................................  1
     1.1       Purpose......................................  1
     1.2       Effective Date -- Applicability to Prior
               Deferred Compensation Agreements.............  1
     1.3       Nature of Plan...............................  1

ARTICLE II
     DEFINITIONS............................................  2
     2.1       Definitions..................................  2

ARTICLE III
     DEFERRED COMPENSATION AND BONUSES -- ESTABLISHMENT OF
     ACCOUNTS...............................................  5
     3.1       Deferred Compensation........................  5
     3.2       Deferred Bonuses.............................  5
     3.3       Establishment of Accounts....................  6
     3.4       Nature of Accounts...........................  6
     3.5       Annual Valuation of Accounts.................  6

ARTICLE IV
     ADDITIONS TO ACCOUNTS -- CREDITED EARNINGS AND INCENTIVE
     PAYMENTS...............................................  7
     4.1       Credited Annual Earnings.....................  7
     4.2       Incentive Payments...........................  7

ARTICLE V
     PAYMENT OF PLAN BENEFITS............................... 11
     5.1       Distribution Restrictions.................... 11
     5.2       Termination Benefits......................... 11
     5.3       Retirement, Early Retirement, and Disability
               Benefits..................................... 12
     5.4       Death Benefits............................... 13
     5.5       Designation of Beneficiary................... 15
     5.6       Form of Distribution......................... 15
     5.7       Reductions Arising from a Participant's Gross
               Misconduct................................... 16
     5.8       Distributions for Unforeseeable Emergencies.. 16

ARTICLE VI
     ADMINISTRATION......................................... 18
     6.1       General...................................... 18

ARTICLE VII
     CLAIMS PROCEDURE....................................... 19
     7.1       General...................................... 19
     7.2       Appeals Procedure............................ 19

ARTICLE VIII
     MISCELLANEOUS PROVISIONS............................... 20
     8.1       Amendment, Suspension or Termination of Plan. 20
     8.2       Non-Alienability............................. 20
     8.3       No Employment Rights......................... 20
     8.4       No Right to Bonus............................ 20
     8.5       Withholding and Employment Taxes............. 20
     8.6       Income and Excise Taxes...................... 21
     8.7       Successors and Assigns....................... 21
     8.8       Governing Law................................ 21


                      WAL-MART STORES, INC.
                  OFFICER DEFERRED COMPENSATION PLAN

                            ARTICLE I
                             GENERAL
     1.1  Purpose

     The purpose of the Wal-Mart Stores, Inc. Officer Deferred Compensation Plan ("Plan") is to: (a) attract and retain the valuable services of certain officers; (b) recognize, reward, and encourage contributions by such officers to the success of Wal-Mart Stores, Inc. ("Wal-Mart"); and (c) enable such officers to defer certain compensation and bonuses and to be credited with earnings and Incentive Payments with respect to such amounts.

     1.2  Effective Date -- Applicability to Prior Deferred
          Compensation Agreements.

     This Plan is effective February 1, 1996 with respect to compensation and bonuses deferred (and credited earnings thereon) under the Plan on or after February 1, 1996.

     In addition, prior to February 1, 1995, certain Eligible Officers entered into deferred compensation agreements ("Prior Agreements") with Wal-Mart containing terms similar to those contained in this Plan. Except as expressly provided in Sections
5.5 and 5.6 below, effective February 1, 1996 the Prior Agreements are amended and restated in the form of this Plan and thereafter the terms of this Plan will govern all benefits previously governed by the Prior Agreements.

     1.3  Nature of Plan.

     The Plan is intended to be (and will be administered as) an unfunded employee pension plan benefiting a select group of management or highly compensated employees under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). It is intended that the Plan be "unfunded" for federal tax purposes and for purposes of Title I of ERISA. Any and all payments to a Participant under the Plan will be made solely from Wal-Mart's general assets. A Participant's interests under the Plan do not represent or create a claim against specific assets of Wal-Mart or any Related Affiliate. Nothing herein shall be deemed to create a trust of any kind or create any fiduciary relationship between Wal-Mart, any Related Affiliate or the Committee, and a Participant, the Participant's beneficiary or any other person. To the extent any person acquires a right to receive payments from Wal-Mart under this Plan, such right is no greater than the right of any other unsecured general creditor of Wal-Mart.

                      ARTICLE II
                     DEFINITIONS

     2.1  Definitions.

     Whenever used in this Plan, the following words and phrases have the meaning set forth below unless the context plainly requires a different meaning:

          (a) Account means the bookkeeping account established by Wal-Mart to reflect a Participant's Deferred
     Compensation, Deferred Bonuses, Incentive Payments, and credited earnings thereon.

          (b) Code means the Internal Revenue Code of 1986, as amended from time to time.

          (c) Committee means the Executive Committee of the Wal-Mart Stores, Inc. Board of Directors.

          (d) Deferred Bonuses means the amount deferred from bonuses payable to a Participant under the Wal-Mart Stores, Inc. Management Incentive Plan for Officers.

          (e) Deferred Compensation means: (1) the compensation deferred by a Participant under Section 3.1 below; and (2) amounts deferred by a Participant under a Prior Agree ment(s).

          (f) Disability means a Total and Permanent Disability as from time to time defined in the Wal-Mart Stores, Inc. Profit Sharing Plan. A Participant must establish to the satisfaction of the Committee that a Disability exists. A Participant shall be treated as having a Disability only if such illness or injury results in the Participant's Termination of Employment.

          (g) Early Retirement means a Participant's Termination of Employment on or after the date the Participant has been continuously employed with Wal-Mart or a Related Affiliate twenty (20) or more years.

          (h) Eligible Officer means an individual who is a corporate officer of Wal-Mart and who holds the title of Vice President or above, Treasurer, Controller, or an officer title of similar rank as determined by the Committee. In addition, Eligible Officer shall include a divisional officer of Wal-Mart and who holds the title of Vice President or above or an officer title of similar rank as determined by the Committee. Notwithstanding the preceding sentences, the term "Eligible Officer" shall not include an individual who entered into a Prior Agreement with Wal-Mart unless such individual consents to participation in the Plan on the terms and conditions herein set forth.

          (i) Fiscal Year means the twelve (12)-month period commencing on February 1 and ending on January 31.

          (j) A Participant is deemed to have engaged in Gross Misconduct if the Committee determines that the Participant has engaged in conduct inimical to the best interests of Wal-Mart or any Related Affiliate. Examples of conduct inimical to the best interests of Wal-Mart or its Related Affiliates include, without limitation, disclosure of confidential information in violation of Wal-Mart's Statement of Ethics, theft, the commission of a felony or a crime of moral turpitude, gross misconduct or similar serious offenses.

          (k) Incentive Payments means the amounts credited to a Participant's Account: (1) in accordance with Section 4.2 below; and (2) a Participant's Prior Agreement(s).

          (l) Participant means any Eligible Officer who defers compensation or bonuses under the Plan. An individual remains a Participant in the Plan until the Participant's
     Plan benefits have been fully distributed.

          (m) Related Affiliates means a business or entity that is, directly or indirectly, eighty percent (80%) or more owned by Wal-Mart.

          (n)  Retirement means a Participant's Termination of
     Employment on or after the Participant's attainment of age fifty-five (55).

          (o) Termination of Employment means a Participant ceasing to be actively employed by Wal-Mart and its Related Affiliates. Termination of Employment does not include the transfer of a Participant from the employ of Wal-Mart to a Related Affiliate or vice versa, or a transfer between Wal-Mart's Related Affiliates.

          (p) Unforeseeable Emergency means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a Participant's dependent (as defined in Code Section 152(a)), the loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. An Unforeseeable Emergency does not exist to the extent such hardship is or may be relieved:

               (1) through reimbursement or compensation by insurance or otherwise;

               (2) by liquidation of the Participant's assets, to the extent the liquidation of such assets would itself not cause severe financial hardship; or

               (3)  by cessation of deferrals under this Plan.

     The need to send a Participant's child to college or the desire to purchase a home does not constitute an Unforeseeable Emergency. The existence of an Unforeseeable Emergency will be determined by the Committee, in its sole discretion, based upon the Participant's facts and circumstance and in accordance with restrictions imposed by the Code or guidance thereunder.

          (q)  Valuation Date means the January 31 of each Fiscal
     Year.


                          ARTICLE III
               DEFERRED COMPENSATION AND BONUSES --
                    ESTABLISHMENT OF ACCOUNTS

     3.1  Deferred Compensation.

     Prior to each Fiscal Year, each Eligible Officer may elect to defer all or a portion of the Eligible Officer's base compensation to be paid by Wal-Mart for such Fiscal Year.
Amounts deferred (the "Deferred Compensation") will be deferred pro ratably for each payroll period of the Fiscal Year. All deferral elections made under this Section 3.1 must be: (a) made on forms approved by the Committee; and (b) filed with Wal-Mart no later than the January 31 preceding the Fiscal Year for which the deferral election is to be effective. Once made for a Fiscal Year, a deferral election may not be revoked, changed or modified. Notwithstanding the preceding sentence, in the event an Eligible Officer ceases to be employed as an Eligible Officer, such former Eligible Officer's deferral election shall automatically cease with respect to compensation earned on or after the individual ceases to be an Eligible Officer. A deferral election for one (1) Fiscal Year will not automatically be given effect for a subsequent Fiscal Year, so that if deferrals are desired for a subsequent Fiscal Year, a separate election must be made by the Eligible Officer for such Fiscal Year.


     3.2  Deferred Bonuses.

     Prior to each Fiscal Year, each Eligible Officer may elect to defer all or a portion of the Eligible Officer's bonus (if any) for such Fiscal Year under the Wal-Mart Stores, Inc. Management Incentive Plan for Officers. All bonus deferral elections made under this Section 3.2 must be: (a) made on forms approved by the Committee; and (b) filed with Wal-Mart no later than the January 31 preceding the Fiscal Year in which falls the period of service for which such bonus (if any) is payable, regardless of the Fiscal Year in which such bonus is paid. Once made for a Fiscal Year, a bonus deferral election may not be revoked, changed or modified. Notwithstanding the preceding sentence, in the event an Eligible Officer ceases to be employed as an Eligible Officer, such former Eligible Officer's bonus deferral election shall automatically cease with respect to that portion of a bonus earned on or after the date the individual ceases to be an Eligible Officer. For this purpose, the portion of a bonus earned on or after ceasing to be an Eligible Officer shall be determined by multiplying the bonus by a fraction, the numerator of which is the number of calendar days in such Fiscal Year in which the individual ceased to be an Eligible Officer, and the denominator of which is the total calendar days in such Fiscal Year. A bonus deferral election for one (1) Fiscal Year will not automatically be given effect for a subsequent Fiscal Year, so that if deferrals are desired for a subsequent Fiscal Year, a separate election must be made by the Eligible Officer for such Fiscal Year.

     3.3  Establishment of Accounts.

     The Deferred Compensation, Deferred Bonuses, and Incentive Payments will be credited to a bookkeeping account ("Account") established by Wal-Mart on behalf of each Participant. The Deferred Compensation will be credited to the Participant's Account as of the last day of the Fiscal Year during which the Deferred Compensation would otherwise be payable to the Participant. The Deferred Bonus will be credited to the Participant's Account as of the February 1 following the Fiscal Year in which falls the period of service for which such bonus is payable. The Incentive Payments will be credited to the Participant's Account as of the last day of the Fiscal Year specified in Section 4.2 or the Participant's Prior Agreement(s). A Participant's Account, including earnings credited thereto, will be maintained by Wal-Mart until all of the Plan Participant's benefits have been paid in full.

     3.4  Nature of Accounts.

     Each Participant's Account will be used solely as a measuring device to determine the amount to be paid a Participant under this Plan. The Accounts do not constitute, nor will they be treated as, property or a trust fund of any kind. All amounts at any time attributable to a Participant's Account will be, and remain, the sole property of Wal-Mart. A Participant's rights hereunder are limited to the right to receive Plan benefits as provided herein. The Plan represents an unsecured promise by Wal-Mart to pay the benefits provided by the Plan.

     3.5  Annual Valuation of Accounts.

     Each Participant's Account will be valued annually as of each Valuation Date. The value of an Account as of any applicable Valuation Date is the sum of the Account value as of the immediately preceding Valuation Date, the Deferred Compensation and Incentive Payments allocated as of the applicable Valuation Date, the Deferred Bonuses allocated as of the February 1 following the preceding Valuation Date, and the equivalent of interest credited to the Account under Section 4.1 as of the applicable Valuation Date, less any distributions for Unforeseeable Emergencies since the preceding Valuation Date but on or before the applicable Valuation Date.

                           ARTICLE IV
           ADDITIONS TO ACCOUNTS -- CREDITED EARNINGS
                     AND INCENTIVE PAYMENTS

     4.1  Credited Annual Earnings.

     For each Fiscal Year a Participant's Account will be credited with the equivalent of interest at the per annum rate established for such Fiscal Year by the Compensation Committee of the Wal-Mart Board of Directors. The per annum rate may be increased or decreased for any Fiscal Year to reflect changes in prevailing interest rates, as determined at the sole discretion of the Compensation Committee. Except for a Fiscal Year in which a Participant receives a distribution due to an Unforeseeable Emergency, the amount to be credited to a Participant's Account as of any Valuation Date is the sum of: (a) the applicable per annum rate multiplied by the Participant's Account value as of the immediately preceding Valuation Date; and (b) fifty percent (50%) of the applicable per annum rate multiplied by the sum of
(1) the Participant's Deferred Compensation for the Fiscal Year ending on the Valuation Date and (2) the Participant's Deferred Bonuses allocated on the February 1 of the Fiscal Year ending on the Valuation Date.

     For a Fiscal Year in which a Participant receives a distri-bution due to an Unforeseeable Emergency, the amount to be credited to the Participant's Account as of the applicable Valuation Date is the sum of: (a) an equivalent amount of pro rata interest on the Participant's Account value as of the preceding Valuation Date based upon the number of full calendar months in the Fiscal Year which the Account was not reduced due to the distribution; (b) an equivalent amount of pro rata interest on the Account value immediately after the distribution based upon the number of calendar months in the Fiscal Year in which the Participant's Account was reduced; and (c) fifty percent (50%) of the applicable per annum rate multiplied by the sum of (1) the Participant's Deferred Compensation for the Fiscal Year ending on the Valuation Date and (2) the Participant's Deferred Bonuses allocated on the February 1 of the Fiscal Year ending on the Valuation Date.

     4.2  Incentive Payments.

     The Incentive Payments described below will be credited to a Participant's Account. Incentive Payments awarded and credited to a Participant's Account under a Prior Agreement (such Incentive Payments were previously referred to as "incentive bonuses" under the Prior Agreements), and credited interest thereon, will remain credited to a Participant's Account hereunder as of January 31, 1996. Thereafter, a Participant's entitlement to an Incentive Payment will be governed by this
Section 4.2, including any Incentive Payment which may be awarded with respect to recognized Deferred Compensation (and credited earnings thereon) deferred under a Prior Agreement. Incentive Payments hereunder shall not duplicate any Incentive Payment awarded and credited under a Prior Agreement as of January 31, 1996.

          (a) The Incentive Payments provided in this Section apply to a Participant's recognized Deferred Compensation for a Fiscal Year and credited Plan earnings thereon. Incen-tive Payments are separately awarded based upon a Participant's recognized Deferred Compensation for a given Fiscal Year and credited Plan earnings thereon.

          (b) The amount of an Incentive Payment is based on the Participant's recognized Deferred Compensation for a Fiscal Year, plus credited Plan earnings on such sums through and including the Incentive Payment award date. The amount by which a Participant's Deferred Compensation for a Fiscal Year exceeds twenty percent (20%) of the Participant's base compensation will not be recognized in computing an Incentive Payment. Base compensation for this purpose means the Participant's annual base rate of compensation for such Fiscal Year. Credited Plan earnings on such nonrecognized Deferred Compensation are likewise not taken into account in determining the amount of an Incentive Payment. In addition, a Participant's Deferred Bonuses or credited Plan earnings thereon are not taken into account in computing the Participant's Incentive Payments.

          (c) If a Participant remains continuously employed with Wal-Mart or its Related Affiliates for a period of ten
     (10) consecutive full Fiscal Years, beginning with the February 1 of the first Fiscal Year in which the Participant had a Deferred Compensation election in effect under this Plan or a Prior Agreement, and ending with the January 31 of the tenth (10th) Fiscal Year of such period, an Incentive Payment will be credited to the Participant's Account as of the January 31 of such tenth (10th) Fiscal Year. The Incentive Payment will be equal to twenty percent (20%) of the Participant's recognized Deferred Compensation for ten
     (10), but not less than five (5), Fiscal Years (i.e., the first six (6) Fiscal Years of such ten (10)-year period), plus credited Plan earnings thereon through the award date. For each full Fiscal Year thereafter in which the Participant remains continuously employed with Wal-Mart or its Related Affiliates, an Incentive Payment will be credited to the Participant's Account as of the January 31 of such Fiscal Year. Such Incentive Payment will be equal to twenty percent (20%) of the Participant's recognized Deferred Compensation for the first Fiscal Year of the five
     (5)- consecutive Fiscal Year period ending on the January 31 award date, plus credited Plan earnings thereon through the award date.

          (d) If a Participant remains continuously employed with Wal-Mart or its Related Affiliates for a period of fifteen (15) consecutive full Fiscal Years, beginning with the February 1 of the first Fiscal Year in which the Participant had a Deferred Compensation election in effect under this Plan or a Prior Agreement, and ending with the January 31 of the fifteenth (15th) Fiscal Year of such period, an Incentive Payment will be credited to the Participant's Account as of the January 31 of such fifteenth
     (15th) Fiscal Year. The Incentive Payment will be equal to ten percent (10%) of the Participant's recognized Deferred Compensation for fifteen (15), but not less than ten (10), Fiscal Years (i.e., the first six (6) Fiscal Years of such fifteen (15)-year period), plus credited Plan earnings thereon through the award date. For each full Fiscal Year thereafter in which the Participant remains continuously employed with Wal-Mart or its Related Affiliates, an Incentive Payment will be credited to the Participant's Account as of the January 31 of such Fiscal Year. Such Incentive Payment will be equal to ten percent (10%) of the Participant's recognized Deferred Compensation for the first Fiscal Year of a ten (10)-consecutive Fiscal Year period ending on the January 31 award date, plus credited Plan earnings thereon through the award date. The Incentive Payments provided in this Section 4.2(d) shall not take into account Incentive Payments credited under Section 4.2(c) or credited Plan earnings thereon.

          (e) The Incentive Payments provided in this Section 4.2(e) only apply if a Participant has been a Participant under the Plan (or a Prior Agreement) for five (5) or more full Fiscal Years and if the Participant incurs a Retirement, Early Retirement, death or Disability before satisfaction of the ten (10)- or fifteen (15)-year periods described in Sections 4.2 (c) and (d) above. In that event, only the Incentive Payment next to be credited (i.e., twenty percent (20%) or ten percent (10%)) will be credited to the Participant's Account as provided in this Section 4.2(e).
     In the event the Participant had not yet been awarded or credited with a twenty percent (20%) Incentive Payment under
     Section 4.2(c), the Incentive Payment provided by this
     Section 4.2(e) will be based upon the ratio of (1) the number of full Fiscal Years worked since and including the first Fiscal Year in which the Participant had a Deferred Compensation election in effect under this Plan or a Prior Agreement, to (2) ten (10), multiplied by twenty percent (20%). Such Incentive Payment will be based upon recognized amounts for the Fiscal Years which would otherwise have been considered in calculating the Participant's first Incentive Payment under Section 4.2(c). If the Participant has been awarded a twenty percent (20%) Incentive Payment provided in
     Section 4.2 (c), the Incentive Payment provided by this
     Section 4.2(e) will be based upon the ratio of (1) the number of full Fiscal Years worked since the award date of the initial twenty percent (20%) Incentive Payment, to (2) five (5), multiplied by ten percent (10%). Such Incentive Payment will be based upon recognized amounts for the Fiscal Years which would otherwise have been considered in calculating the Participant's first Incentive Payment under
     Section 4.2(d).  The Incentive Payment provided under this
     Section 4.2(e) will be determined and credited to the Participant's Account as of the date the Participant's Plan benefits are distributed in a lump sum payment. If, however, a Participant's benefits are to be distributed in installments, the amounts provided under this Section 4.2(e) will be determined and credited to the Participant's Account as of the Valuation Date on which installments are based.

                               ARTICLE V
                        PAYMENT OF PLAN BENEFITS

     5.1  Distribution Restrictions.

     Except in the event of a Participant's Unforeseeable Emergency, Plan benefits will not be payable to a Participant prior to the earliest occurrence of the Participant's Retirement, Early
Retirement, Termination of Employment, Disability or death.

     5.2  Termination Benefits.

     (a)  General.

     In the event of a Participant's Termination of Employment for reasons other than the Participant's Retirement, Early Retirement, Disability or death, the Participant's Plan benefits will be distributed in a lump sum within sixty (60) days after the end of the calendar month in which the Termination of Employment occurs.

     (b)  Termination on Last Business Day of Fiscal Year.

     If the Participant's Termination of Employment occurs on the last business day (excluding for this purpose, Saturday and Sunday) of a Fiscal Year, the lump sum amount will be the sum of: (a) the value of the Participant's Account, as determined under Section 3.5, as of the Valuation Date coincident with or immediately following the Participant's Termination of Employment; (b) the Participant's Deferred Bonus allocated as of the February 1 following such Valuation Date; and (c) a pro rata amount of interest equivalent (determined at the per annum rate in effect for the Fiscal Year in which distribution occurs) on the sum of the amounts determined in
(a) and (b) through the date of distribution based upon the number of calendar days since such Valuation Date.

     (c)  Termination on Other Than Last Business Day of Fiscal
Year.

     If the Participant's Termination of Employment occurs on a date other than the last business day (excluding for this purpose, Saturday and Sunday) of a Fiscal Year, the lump sum amount will equal the sum of: (a) the value of the Participant's Account as of the Valuation Date immediately preceding Termination of Employment; (b) a pro rata amount of interest equivalent (determined at the per annum rate in effect for a Fiscal Year under Section 4.1) on the Participant's Account value as of such immediately preceding Valuation Date based upon the number of calendar days since such Valuation Date through the date of distribution; (c) the sum of the Participant's Deferred Compensation for the Fiscal Year in which Termination of Employment occurs and the Participant's Deferred Bonus allocated as of the February 1 of the Fiscal year in which Termination of Employment occurs; and (d) a pro rata amount of interest equivalent (determined at one-half (1/2) the per annum rate in effect for a Fiscal Year under Section 4.1) on the amount determined in (c) based upon the number of calendar days since the Valuation Date immediately preceding Termination of Employment through date of distribution.

     (d)  Death.

     In the event of a Participant's death before payment of the amounts provided by this Section 5.2, such amounts will be paid in a lump sum to the Participant's beneficiary designated under Section
5.5 at the time provided herein.

     5.3  Retirement, Early Retirement, and Disability Benefits.

     (a)  General.

     In the event of a Participant's Termination of Employment due to the Participant's Retirement, Early Retirement or Disability, the Participant's Plan benefits will be distributed in a lump sum or in substantially equal annual installments over a period not to exceed fifteen (15) years, in accordance with the Participant's distribution election given effect under the provisions of Section 5.6 below.

     (b)  Lump Sum Distributions.

     If distribution is to be made in the form of a lump sum, the Participant's Plan benefits will be distributed within sixty (60) days after the end of the calendar month in which the Retirement, Early Retirement or Disability occurs. If the Participant's Retirement, Early Retirement or Disability occurs on the last business day (excluding for this purpose Saturday and Sunday) of a Fiscal Year, the lump sum amount will be the sum of: (1) the value of the Participant's Account, as determined under Section 3.5, as of the Valuation Date coincident with or immediately following the Participant's Retirement, Early Retirement or Disability; (2) the Participant's Deferred Bonus allocated as of the February 1 following such Valuation Date; (3) a pro rata amount of interest equivalent (determined at the per annum rate in effect for the Fiscal Year in which distribution occurs) on the sum of the amounts determined in
(1) and (2) through the date of distribution based upon the number of calendar days since such Valuation Date; and (4) the Participant's Incentive Payment (if any) as provided in Section 4.2(e).

     If the Participant's Retirement, Early Retirement or Disability occurs on a date other than the last business day (excluding for this purpose Saturday and Sunday) of a Fiscal Year, the lump sum amount will equal the sum of: (1) the value of the Participant's Account as of the Valuation Date immediately preceding Retirement, Early Retirement or Disability; (2) a pro rata amount of interest equivalent (determined at the per annum rate in effect for a Fiscal Year under Section 4.1) on the Participant's Account value as of such immediately preceding Valuation Date based upon the number of calendar days since such Valuation Date through the date of distribution; (3) the Participant's Deferred Compensation for the Fiscal Year in which Retirement, Early Retirement or Disability occurs and the Participant's Deferred Bonus allocated as of the February 1 of the Fiscal Year in which Retirement, Early Retirement or Disability occurs; (4) the Participant's Incentive Payment (if any) as provided in Section 4.2(e); and (5) a pro rata amount of interest equivalent (determined at one-half (1/2) the per annum rate in effect for a Fiscal Year under Section 4.1) on the amount deter-mined in (3) based upon the number of calendar days since the Valuation Date immediately preceding Retirement, Early Retirement or Disability through the date of distribution.

     (c)  Installment Distributions.

     If distribution is to be made in the form of annual install-ments, the Participant's installments will be based upon the value of the Participant's Account, as determined under Section 3.5, as of the Valuation Date coincident with or immediately following the Participant's Retirement, Early Retirement or Disability, plus any Deferred Bonus allocated as of the following February 1. The Plan benefits determined above will be paid in equal annual installments in an amount which would fully amortize a loan equal to such Plan benefits over the period covered by the installment period (such period commencing on the February 1 following the Valuation Date the Participant's Account is valued under this Section), with interest calculated at the per annum rate in effect for the Fiscal Year in which the Participant's Retirement, Early Retirement or Disability occurs. The first installment will be paid on the second January 31 coincident with or following the Participant's Retirement, Early Retirement or Disability, and continue on each successive January 31 until the Participant's benefits are distributed in full.

     (d)  Death.

     In the event of a Participant's death before full payment of Plan benefits under this Section 5.3, payment shall be made (or continue to be made) to the Participant's beneficiary designated under Section 5.5 in the same form as elected by the Participant for distribution of Retirement, Early Retirement or Disability benefits.

     5.4  Death Benefits.

     (a)  General.

     In the event of a Participant's Termination of Employment due to the Participant's death, the Participant's Plan benefits will be distributed in a lump sum or in substantially equal annual installments over a period not to exceed fifteen (15) years, in accordance with the Participant's distribution election given effect under the provisions of Section 5.6 below. Amounts will be distributed to the beneficiary designated under 5.5 below.

     (b)  Lump Sum Distributions.

     If distribution is to be made in the form of a lump sum, the Participant's Plan benefits will be distributed within sixty (60) days after the end of the calendar month in which the Participant's death occurs. If the Participant's death occurs on the last business day (excluding for this purpose Saturday and Sunday) of a Fiscal Year, the lump sum amount will be the sum of: (1) the value of the Participant's Account, as determined under Section 3.5, as of the Valuation Date coincident with or immediately following the Participant's death; (2) the Participant's Deferred Bonus allocated as of the February 1 following such Valuation Date; (3) a pro rata amount of interest equivalent (determined at the per annum rate in effect for the Fiscal Year in which distribution occurs) on the sum of the amounts determined in (1) and (2) through the date of distribution based upon the number of calendar days since such Valuation Date; and (4) the Participant's Incentive Payment (if any) as provided in Section 4.2(e).

     If the Participant's death occurs on a date other the last business day (excluding for this purpose Saturday and Sunday) of a Fiscal Year, the lump sum amount will equal the sum of: (1) the value of the Participant's Account as of the Valuation Date immedi-ately preceding the Participant's death; (2) a pro rata amount of interest equivalent (determined at the per annum rate in effect for a Fiscal Year on the Participant's Account value as of the immediately preceding Valuation Date based upon the number of full calendar days since such Valuation Date through date of distribution; (3) the Participant's Deferred Compensation for the Fiscal Year in which the Participant's death occurs and the Participant's Deferred Bonus allocated as of the February 1 of the Fiscal Year in which the Participant's death occurs; (4) the Participant's Incentive Payment (if any) as provided in Section 4.2(e); and (5) a pro rata amount of interest equivalent (determined at one-half (1/2) the per annum rate in effect for a Fiscal Year on the amount determined in (3) based upon the number of calendar days since the Valuation Date immediately preceding the Participant's death through the date of distribution.

     (c)  Installment Distributions.

     If distribution is to be made in the form of annual install ments, the installments will be based upon the value of the Participant's Account, as determined under Section 3.5, as of the Valuation Date coincident with or immediately following the Participant's death, plus any Deferred Bonus allocated as of the following February 1. The Plan benefits determined above will be paid in equal annual installments in an amount which would fully amortize a loan equal to such Plan benefits over the period covered by the installment period (such period commencing on the February 1 following the Valuation Date the Participant's Account is valued under this Section), with interest calculated at the per annum rate in effect for the Fiscal Year in which the Participant's death occurs. The first installment will be paid on the second January 31 coincident with or following the Participant's death, and continue on each successive January 31 until the Participant's benefits are distributed in full.

     5.5  Designation of Beneficiary.

     A Participant may, by written instrument delivered to Wal-Mart on forms prescribed by the Committee, designate primary and contingent beneficiaries to receive any benefit payments which may be payable under this Plan following the Participant's death, and may designate the proportions in which such beneficiaries are to receive such payments. A Participant may change such designations from time to time and the last written designation filed with Wal-Mart prior to the Participant's death will control. In the event no beneficiary is designated, or if the designated beneficiary predeceases the Participant, payment shall be payable to the Participant's estate. For this purpose, a Participant's most recent written beneficiary designation properly filed under a Prior Agreement shall continue to be given effect until otherwise modified in accordance with the provisions of this Section.

     5.6  Form of Distribution.

     If a Participant's Termination of Employment is due to the Participant's Retirement, Early Retirement, Disability or death, at the Participant's election distribution may be made in a lump sum or in substantially equal annual installments over a period not to exceed fifteen (15) years. A Participant may file a distribution election with Wal-Mart on forms prescribed by the Committee. A distribution election, once given effect under this Section 5.6, will apply to the Participant's total Plan benefits. A Participant may, however, file a separate election for death benefits payable under
Section 5.4. To be given effect under this Section 5.6, any distribution election for benefits payable under Section 5.3 must have been filed with Wal-Mart at least twenty-four (24) full calendar months before the occurrence of an event entitling the Participant to a distribution thereunder. If a Participant's distribution election has not been on file with Wal-Mart for the full twenty-four (24)- month period, it will not be recognized or given effect by the Plan. In that event, distribution will be made in accordance with the Participant's most recent distribution election which was filed with Wal-Mart at least twenty-four (24) months prior to the Participant's Retirement, Early Retirement, or Disability. The twenty-four (24) month period provided above shall not apply to amounts payable under
Section 5.4. For purposes of this Section 5.6, a Participant's last distribution election filed with Wal-Mart under a Prior Agreement will be given effect for the Participant's total Plan benefits until superseded or amended by the Participant in accordance with the provisions of this Section, except that death benefits under Section
5.4 will be paid in a lump sum unless an affirmative election to the contrary is filed by the Participant. If the Participant has not been a Participant in the Plan for at least twenty-four (24) months prior to the Participant's Retirement, Early Retirement, or Disabili-ty, the Participant's initial distribution election filed with Wal-Mart will be given effect.

     5.7  Reductions Arising from a Participant's Gross Misconduct.

     A Participant's Plan benefits are contingent upon the Partici-pant not engaging in Gross Misconduct while employed with Wal-Mart or any Related Affiliate, or during such additional period as provided in Wal-Mart's Statement of Ethics. Notwithstanding anything herein to the contrary, in the event the Committee determines that the Participant has engaged in Gross Misconduct during the prescribed period: (a) the Participant shall forfeit all Incentive Payments, and credited Plan earnings thereon; and (b) earnings credited to the Participant's Account derived from Deferred Compensation and Deferred Bonuses shall be recalculated for each Fiscal Year to reflect the amount which would otherwise have been credited if the applicable per annum rate were fifty percent (50%) of the per annum rate in effect for such Fiscal Year. Under no circumstances will a Participant forfeit any portion of the Participant's Deferred Compensation or Deferred Bonuses. Any payments received hereunder by a Participant (or the Participant's beneficiary) are contingent upon the Partici-pant not engaging (or not having engaged) in Gross Misconduct while employed with Wal-Mart or any Related Affiliate, or during such additional period as provided in Wal-Mart's Statement of Business Ethics. If the Committee determines, after payment of amounts hereunder, that the Participant has engaged in Gross Misconduct during the prescribed period, the Participant (or the Participant's beneficiary) shall repay to Wal-Mart any amount in excess of that to which the Participant is entitled under this Section 5.7.

     5.8  Distributions for Unforeseeable Emergencies.

     In the event of an Unforeseeable Emergency, the Committee, in its sole and absolute discretion and upon written application of such Participant, may direct immediate distribution of all or a portion of the Participant's Plan benefits. The Committee will permit distribution because of an Unforeseeable Emergency only to the extent reasonably needed to satisfy the emergency need.

     Notwithstanding anything herein to the contrary, the provisions of this paragraph apply in the event a Participant receives a distribution under this Section 5.8, the Participant's Termination of Employment for any reason occurs on a date other than the last business day of a Fiscal Year (excluding for this purpose Saturday or Sunday), and the Participant's benefits hereunder for any reason are paid in the same Fiscal Year in which the Participant received a distribution for Unforeseeable Emergencies under this Section 5.8.
In that event, the Participant's lump sum amount calculated under Sections 5.2, 5.3, or 5.4 will be reduced by the amount distributed under this Section 5.8 and the applicable interest equivalent will be calculated in a manner consistent with Section 4.1.

                             ARTICLE VI
                           ADMINISTRATION

     6.1  General.

     The Committee is responsible for the administration of the Plan and is granted the following rights and duties:

          (a) The Committee shall have the exclusive duty, authority and discretion to interpret and construe the provisions of the Plan, to determine eligibility for and the amount of any benefit payable under the Plan, and to decide any dispute which may rise regarding the rights of Participants (or their beneficiaries) under this Plan;

          (b) The Committee shall have the sole and complete authority to adopt, alter, and repeal such administrative rules, regulations, and practices governing the operation of the Plan as it shall from time to time deem advisable;

          (c) The Committee may appoint a person or persons to assist the Committee in the day-to-day administration of the Plan;

          (d) The decision of the Committee in matters pertaining to this Plan shall be final, binding, and conclusive upon Wal-Mart, the Participant, the Participant's beneficiary, and upon any person affected by such decision, subject to the claims procedure set forth in Article VII; and

          (e) In any matter relating solely to a Committee member's individual rights or benefits under this Plan, such Committee member shall not participate in any Committee proceeding pertaining to, or vote on, such matter.

                             ARTICLE VII
                          CLAIMS PROCEDURE

     7.1  General.

     Any claim for benefits under the Plan must be filed by the Participant or beneficiary ("claimant") in writing with the Committee or its delegate. If a claim for a Plan benefit is wholly or partially denied, notice of the decision will be furnished to the claimant by the Committee or its delegate within a reasonable period of time, not to exceed sixty (60) days, after receipt of the claim by the Committee or its delegate. Any claimant who is denied a claim for benefits will be furnished written notice setting forth:

          (a)  the specific reason or reasons for the denial;

          (b) specific reference to the pertinent Plan provision upon which the denial is based;

          (c) a description of any additional material or informa-tion necessary for the claimant to perfect the claim; and

          (d)  an explanation of the Plan's claim review procedure.

     7.2  Appeals Procedure.

     To appeal a denial of a claim, a claimant or the claimant's duly authorized representative:

          (a) may request a review by written application to the Committee not later than sixty (60) days after receipt by the claimant of the written notification of denial of a claim;

          (b)  may review pertinent documents; and

          (c)  may submit issues and comments in writing.

     A decision on review of a denied claim will be made by the Committee not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered within a reasonable period of time, but not later than one hundred twenty
(120) days after receipt of a request for review. The decision on review will be in writing and shall include the specific reasons for the denial and the specific references to the pertinent Plan provisions on which the decision is based.

                            ARTICLE VIII
                      MISCELLANEOUS PROVISIONS

     8.1  Amendment, Suspension or Termination of Plan.

     Wal-Mart, by action of the Executive Committee its Board of Directors, reserves the right to amend, suspend or to terminate the Plan in any manner that it deems advisable. Notwithstanding the preceding sentence, the Plan may not be amended, suspended or terminated to cause a Participant to forfeit the Participant's then-existing Account.

     8.2  Non-Alienability.

     The rights of a Participant to the payment of benefits as provided in the Plan may not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation. No Participant may borrow against the Participant's interest in the Plan. No interest or amounts payable under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including but not limited to, any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of any Participant.

     8.3  No Employment Rights.

     Nothing contained herein shall be construed as conferring upon the Participant the right to continue in the employ of Wal-Mart or any of its related affiliates as an officer or in any other capacity.

     8.4  No Right to Bonus.

     Nothing contained herein shall be construed as conferring upon the Participant the right to receive a bonus from the Wal-Mart
Stores, Inc. Management Incentive Plan for Officers. A Participant's entitlement to such a bonus is governed solely by the provisions of that plan.

     8.5  Withholding and Employment Taxes.

     To the extent required by law, Wal-Mart will withhold from a Participant's current compensation or from Plan distributions, as the case may be, such taxes as are required to be withheld for federal, state or local government purposes.




     8.6  Income and Excise Taxes.

     The Participant (or the Participant's beneficiaries or estate) is solely responsible for the payment of all federal, state and local income and excise taxes resulting from the Participant's participation in this Plan.

     8.7  Successors and Assigns.

     The provisions of this Plan are binding upon and inure to the benefit of Wal-Mart, its successors and assigns, and the Participant, the Participant's beneficiaries, heirs, and legal representatives.

     8.8  Governing Law.

     This Plan shall be subject to and construed in accordance with the laws of the State of Arkansas to the extent not preempted by federal law.